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Exhibit (1)(c)

                           CERTIFICATE OF AMENDMENT
                                     TO
                 AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                  UBS PAINEWEBBER MANAGED MUNICIPAL TRUST


       The undersigned, being Vice President and Secretary of UBS PaineWebber Managed Municipal Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 8, 2003, and that the amendment will be effective on June 9, 2003.

             RESOLVED, that the Amended and Restated Declaration of Trust dated November 19, 1997 be, and it hereby is, amended to change the name of the Trust from "UBS PaineWebber Managed Municipal Trust" to "UBS Managed Municipal Trust" in the following manner:

             The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                 NAME

                 Section 1. This Trust shall be known as "UBS Managed Municipal Trust."

                 Section 2(b) of Article I of the Amended and Restated
             Declaration of Trust is hereby amended to read as follows:

                 Section 2

                 (b) The "Trust" refers to UBS Managed Municipal Trust, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

             Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                Series of the Trust
                -------------------
                UBS RMA California Municipal Money Fund
                UBS RMA New York Municipal Money Fund

             The first sentence of Item 1 of Attachment 1 of the Amended and Restated Declaration of Trust is hereby amended to read as follows:



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                  1. The principal place of business of UBS Managed Municipal
                     Trust ("Trust") is:

                     51 West 52nd Street
                     New York, New York 10019

Dated: June 3, 2003

                                         /s/ Amy R. Doberman
                                         -------------------
                                         Amy R. Doberman
                                         Vice President and Secretary

New York, New York (ss)

On this 3rd day of June, 2003, before me personally appear Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as here free act and deed.

                                                  /s/ Evelyn De Simone
                                                  ---------------------
                                                  Notary Public